KPMG LLP

Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-273333) on Form S-8 of our report dated March 11, 2026, with respect to the consolidated financial statements of VineBrook Homes Trust, Inc.

/s/ KPMG LLP

Dallas, Texas
March 11, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.